October 2, 2023

The U. S. Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: Forms Reporting Beneficial Ownership of Flowers Foods, Inc.

Dear Sir or Madam:

The attached Form ID was executed for me by Brenda Smith, Compliance Manager, for Flowers Foods, Inc.

This letter is to confirm the authority of Brenda Smith to as my agent and to inform you that Stephanie Tillman, Chief Legal Counsel of Flowers Foods, Inc. has such authority in the future with regard to Forms 4 and Forms 5 filed for me in connection with changes in my direct and indirect beneficial ownership of Flowers Foods, Inc. securities.

Very truly yours,

/s/ Joanne Smith
______________________________
Joanne Smith, Director
Flowers Foods, Inc.


State of Florida

County of Duval

This instrument was acknowledged before me by means of online notarization this 2nd day of October 2023, by Joanne Smith, as Director of Flowers Foods, Inc, a Georgia corporation.


/s/ Brenda Smith
_________________
(Signature Notary)

Brenda  Smith
(Name Printed)

Notary Public, State of Florida

(Seal)
BRENDA K. SMITH
Notary Public, State of Florida
My Comm. Expires 06/11/2025
Commission No. HH133694